EXHIBIT 99.9

EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 11th day of January, 2006, by and among Computer Networks & Software, Inc., a Virginia corporation with its principal office c/o Lounsberry Holdings I, Inc., 12020 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191 (the “Company”), and James G. Dramby, residing at 9836 Middle Meadow Road, Ellicott City, Maryland, 21042 (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company has engaged Executive as its chief operating officer and desires to continue to obtain the benefits of Executive’s knowledge, skill and ability in connection with managing the operations of the Company and to continue to employ Executive on the terms and conditions hereinafter set forth; and

WHEREAS, pursuant to an agreement and plan of reorganization (the “Merger Agreement”) dated January , 2006, by and among Lounsberry Holdings I, Inc., a Delaware corporation (“Parent”), CNS Acquisition Corp., a Virginia corporation, the Company, Executive and the other stockholders of the Company, the Company became the wholly-owned subsidiary of Parent on or about the date of this Agreement; and

WHEREAS, the Company desires to engage Executive to serve at its chief operating officer on and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.    Employment and Duties.

(a)    Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive as chief operating officer, during the Term, as hereinafter defined. As chief operating officer of the Company, Executive shall have the duties and responsibilities associated with the chief operating officer of a corporation. Executive shall report to the Company’s chief executive officer. Executive shall also perform such other duties and responsibilities as may be determined by the Company’s board of directors (the “Board”), as long as such duties and responsibilities are consistent with those of the Company’s chief operating officer.

(b)    During the Term, Executive shall serve, if elected, as a member of the Board or the board of directors of the parent or subsidiary or as an officer of a subsidiary as long as such services are reasonably related to his duties set forth in Section 1(a) of this Agreement. Additionally, with Executive’s consent, Executive shall serve as in such executive capacity or capacities with respect to any affiliate (other than the parent or a subsidiary) of the Company to which he may be elected or appointed, provided that such duties are consistent with his duties set forth in said Section 1(a). Executive shall receive no additional compensation for services rendered pursuant to this Section 1(b). An affiliate of the Company shall mean any Person who controls, is controlled by or is under common control with the Company or the Company, as the case may be. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, government or government agency or any other entity.

(c)    The “Term” shall mean the period commencing on the date of this Agreement and ending three (3) years from the date of this Agreement, unless terminated earlier pursuant to Section 5 of this Agreement.

2.    Executive’s Performance. Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall perform his duties diligently, in good faith and in a manner consistent with the best interests of the Company, and shall devote substantially all of his business time to the performance of his duties under this Agreement.

3.    Compensation and Other Benefits.

(a)    For his services during the Term, the Company shall pay Executive a salary (“Salary”) at the annual rate of two hundred sixty five thousand dollars ($265,000). All Salary payments shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

(b)    In addition to Salary, Executive shall receive the following benefits during the Term:

(i)    Such insurance, including such medical, health and disability insurance, if any, as the Company provides its executive officers, which benefits will not be less than the insurance benefits presently provided by the Company to its executive officers.

(ii)    Four weeks vacation in each calendar year, which may be taken in accordance with Company policy.

(iii)    Eligibility to participate in such pension, profit-sharing, retirement and other benefits, if any, that are available to executive officers of the Company.

(iv)    The Company shall provide Executive with a monthly automobile allowance of four hundred dollars ($400.00) in accordance with Company-policy.

(c)    During the Term, Executive shall be eligible for such discretionary bonuses and stock options or other equity-based incentives as shall be determined by Parent’s compensation committee; provided, however, that after a public market develops for Parent’s common stock, Parent shall grant Executive a stock option to purchase 50,000 shares of its common stock at an exercise price equal to the fair market value on the date of grant.

(d)    The Company shall pay Executive a one-time bonus in the amount of twenty thousand dollars ($20,000) not later than January 15, 2007.

4.    Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement in accordance with the Company’s expense reimbursement policy.

5.    Termination of Employment.

(a)    This Agreement and Executive’s employment shall terminate immediately upon his death.

(b)    This Agreement and Executive’s employment pursuant to this Agreement may be terminated by the Executive or the Company on not less than 30 days’ written notice in the event of Executive’s Disability. The term “Disability” shall mean any illness, disability or incapacity of the Executive which prevents him from substantially performing his regular duties for a period of two consecutive months or three months, even though not consecutive, in any twelve month period.

(c)    The Company may terminate this Agreement and Executive’s employment pursuant to this Agreement immediately for Cause, in which event no further compensation shall be payable to Executive subsequent to the date of such termination except for accrued compensation earned prior to the date of termination. The date of termination shall be the date of the notice from the Company stating that Executive’s employment is terminated for Cause. The term “Cause” shall mean:

(i)    repeated failure of Executive to perform material instructions from the Board, provided that such instructions are reasonable and consistent with Executive’s duties as set forth in Section 1 of this Agreement, or any other failure or refusal by Executive to perform his duties required by said Section 1; provided, however, that Executive shall have received notice from the Board specifying the nature of such failure in reasonable detail and Executive shall have failed to cure the failure within five business days after receipt of such notice, provided, however, that if such failure is capable of being cured but cannot, with due diligence, be cured within such five business day period, and if Executive has commenced efforts to cure such failure within such five business day period and proceeds diligently to cure such failure, then such failure will not constitute “Cause” if such failure is cured as soon as practical under the circumstances, but not later than twenty (20) days after such notice from the Board.

(ii)    a breach of Sections 6, 7 or 8 of this Agreement;

(iii)    a breach of trust whereby Executive obtains personal gain or benefit at the expense of or to the detriment of the Company or any of its affiliates;

(iv)    any fraudulent or dishonest conduct by Executive or any other wrongful or tortious conduct by Executive which damages the Company, Parent or any of their affiliates or their property, business or reputation.

(v)    a conviction of, or guilty plea or plea of nolo contendere by, of Executive of (x) any felony or (y) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances; or

(vi)    the admission by Executive of any matters set forth in Section 5(c)(v) of this Agreement.

(d)    Executive’s resignation prior to the expiration of the Term shall be treated in the same manner as a termination for Cause, except that if Executive resigns for Good Reason, as hereinafter defined, then Executive’s resignation shall be treated as a termination by the Company pursuant to Section 5(e) of this Agreement. A resignation shall be for Good Reason if, without Executive’s consent, either: (i) his duties, responsibilities and title have been changed to duties and responsibilities other than those set forth in Section 1(a) of this Agreement, or (ii) the location of Executive’s principal office is moved from the Eastern Virginia, Maryland and Washington, DC area.

(e)    In the event that the Company terminate this Agreement and Executive’s employment other than for reasons set forth in Sections 5(a), 5(b) or 5(c) or in the event of Executive’s resignation for Good Reason:

(i)    The Company shall pay to Executive within 30 days after the date of his termination an amount equal to his Salary for the balance, if any, of the Term, including the one-time bonus referred to in Section 3(d) of this Agreement; and

(ii)    The Company shall for the balance of the Term pay, on behalf of Executive, the premiums payable by Executive under COBRA for Executive to continue to participate in the Company’s group health plan; and

(iii)    The restrictions set forth in Section 7(a) of this Agreement shall terminate immediately and automatically.

6.    Trade Secrets and Proprietary Information.

(a)    Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future confidential information. “Confidential information” shall mean all information of a proprietary or confidential nature relating to Covered Persons, including, but not limited to, such Covered Person’s trade secrets or proprietary information, confidential know-how, and marketing, services, products, business, research and development activities, inventions and discoveries, whether or not patentable, and information concerning such Covered Person’s services, business, customer or client lists, proposed services, marketing strategy, pricing policies and the requirements of its clients and relationships with its lenders, suppliers, licensors, licensees and others with which a Covered Person has a business relationship, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its businesses, any business in which it proposes to engage. Executive agrees that he will not at any time use or disclose to any Person any confidential information relating to CNS, Parent or any affiliate of Parent or any client of CNS or Parent which provided confidential information to Executive; provided, however, that nothing in this Section 6(a) shall be construed to prohibit Executive from using or disclosing such information if he can demonstrate that such information (i) became public knowledge other than by or as a result of disclosure by a Person not having a right to make such disclosure or (ii) was disclosure that was authorized by the Company. The term “Covered Person” shall include the Company, its parent and subsidiaries and any other Person who provides information to the Company pursuant to a secrecy or non-disclosure agreement.

(b)    In the event that any confidential information is required to be produced by Executive pursuant to legal process (including judicial process or governmental administrative subpoena), Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company’s objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is required by the court order, and Executive will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

(c)    Executive shall, upon expiration or termination of the Term, or earlier at the request of the Company, turn over to the Company or destroy all documents, papers, computer disks or other material in Executive’s possession or under Executive’s control which may contain or be derived from confidential information. To the extent that any confidential information is on Executive’s hard drive or other storage media, he shall, upon the request of the Company, cause either such information to be erased from his computer disks and all other storage media or otherwise take reasonable steps to maintain the confidential nature of the material.

(d)    Executive further realizes that any trading in Parent’s common stock or other securities or aiding or assisting others in trading in Parent’s common stock or other securities, including disclosing any non-public information concerning Parent or its affiliates to a Person who uses such information in trading in the Company’s common stock or other securities, may constitute a violation of federal and state securities laws. Executive will not engage in any transactions involving the Company’s common stock or other securities while in the possession of material non-public information in a manner that would constitute a violation of federal and state securities laws.

(e)    For the purposes of Sections 6, 7, 8 and 9 of this Agreement, the term “Company” shall include the Company, Parent, their subsidiaries and affiliates.

7.    Covenant Not To Solicit or Compete.

(a)    During the period from the date of this Agreement until one year following the date on which Executive’s employment is terminated, Executive will not, directly or indirectly:

(i)    persuade or attempt to persuade any Person which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive’s employment or consulting relationship hereunder or during the twelve (12) months preceding the termination of his employment or consulting relationship, as the case may be);

(ii)    solicit for himself or any other Person other than the Company the business of any Person which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of his employment or consulting relationship;

(iii)    persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the lawful and proper termination of this Agreement, to leave the Company’s employ, or to become employed by any Person in any business in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that the Executive is bound by the provisions of this Section 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this Section 7 shall be construed to prohibit the Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

(b)    Executive will not, during or after the Term, make any disparaging statements concerning the Company, its business, officers, directors and employees that could injure, impair, damage or otherwise affect the relationship between the Company, on the one hand, and any of the Company’s employees, suppliers, customers, clients or any other Person with which the Company has or may conduct business or otherwise have a business relationship of any kind and description; provided, however, that this sentence shall not be construed to prohibit either from giving factual information required to be given pursuant to legal process, subject to the provisions of Section 6(b) of this Agreement. The Company will not make any disparaging statements concerning Executive. This Section 7(b) shall not be construed to prohibit the either party from giving factual information concerning the other party in response to inquiries that such party believes are bona fide.

(c)    The Executive acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Sections 6 and 7 of this Agreement are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

(d)    Nothing in this Section 7 shall be construed to prohibit Executive from owning a passive, non-management interest of less than 5% in any public company that is engaged in activities prohibited by this Section 7.

8.    Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention, design, system, process, development or other discovery or intellectual property (collectively, “inventions and discoveries”) conceived, created or made by him during the Term, whether created or developed by himself or with others, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company’s sole property, regardless of whether such inventions and discoveries are otherwise treated as work performed for hire and regardless of whether such inventions and discoveries are or can be patented, registered or copyrighted. Upon the Company’s request, and at the Company’s cost and expense, Executive shall execute and assign to the Company all applications for copyrights, trademarks and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. Executive shall also give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding in connection with the foregoing. If Executive is required to give such testimony subsequent to the Term, the Company shall pay his reasonable out-of-pocket expenses incurred in connection with such testimony.

9.    Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. Subject to Section 7(c) of this Agreement, the provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive’s employment and consulting relationship pursuant to this Agreement.

10.    Indemnification. The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company’s or the Company’s, as the case may be, certificate of incorporation, by-laws and applicable law. Parent shall provide Executive with the same indemnification as are provided by Parent to officers and directors of its subsidiaries and, if Executive is an officer or director of Parent, Parent shall provide Executive with the same indemnification as Parent provides for its officers and directors.

11.    Representations by the Parties.

(a)    Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

(b)    The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.

12.    Miscellaneous.

(a)    The Company is presently the beneficiary of key-person life insurance on Executive’s life in the amount of $250,000. Executive will cooperate with the Company in connection with maintaining such insurance and, if the Company so elects, the Company’s application to obtain any additional key-person life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.

(b)    Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 12(b), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at ( )    -    or to Executive at ( ) , with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Any party may, by like notice, change the Person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to him shall not be sent by telecopier.

(c)    This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Virginia applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws. Each party hereby (i) consents to the exclusive jurisdiction of the federal courts in Fairfax County, Virginia, (ii) agrees that any process in any action commenced in such court under this Agreement may be served upon it or him personally, either (x) by certified or registered mail, return receipt requested, or by courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon such party in Fairfax County, Virginia, or (y) by any other method of service permitted by law, and (iii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

(d)    If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Section 7 of this Agreement, so that it complies with applicable law.

(e)    This Agreement constitute the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement; provided, however, that nothing in this Agreement shall be deemed to modify any obligations which Executive may have as a stockholder of the Company pursuant to the Merger Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(f)    No party shall have the right to assign or transfer any of its or his rights hereunder except that the Company’s rights and obligations may be assigned in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

(g)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

(h)    The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(i)    This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPUTER NETWORKS & SOFTWARE, INC.

By:

Name:
Title:

EXECUTIVE:

James G. Dramby